UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

The New York Times Company

(Exact name of Registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 6, 2012, The New York Times Company, a New York corporation (the “Company”), and certain of its subsidiaries, completed the sale of the Company’s Regional Media Group, consisting of 16 regional newspapers, other print publications and related businesses (the “Business”), and all real, personal and mixed, tangible and intangible assets, properties and rights owned, leased and used in connection with the operations of the Business (the “Assets”), to Halifax Media Holdings LLC, a Delaware limited liability company (the “Purchaser”), pursuant to an Asset Purchase Agreement (the “Agreement”) entered into on December 27, 2011, by and among the Company, NYT Holdings, Inc., an Alabama corporation, The Houma Courier Newspaper Corporation, a Delaware corporation, Lakeland Ledger Publishing Corporation, a Florida corporation, The Spartanburg Herald-Journal, Inc., a Delaware corporation, Hendersonville Newspaper Corporation, a North Carolina corporation, The Dispatch Publishing Company, Inc., a North Carolina corporation, and NYT Management Services, Inc., a Delaware corporation (collectively, the “Sellers”), and the Purchaser.

The Regional Media Group comprises the following publications:

•	Sarasota Herald-Tribune in Sarasota, Fla.;
•	The Press Democrat in Santa Rosa, Calif.;
•	The Ledger in Lakeland, Fla.;
•	Star-News in Wilmington, N.C.;
•	Herald-Journal in Spartanburg, S.C.;
•	Star-Banner in Ocala, Fla.;
•	The Gainesville Sun in Gainesville, Fla.;
•	The Tuscaloosa News in Tuscaloosa, Ala.;
•	The Gadsden Times in Gadsden, Ala.;
•	The Courier in Houma, La.;
•	Times-News in Hendersonville, N.C.;
•	Daily Comet in Thibodaux, La.;
•	The Dispatch in Lexington, N.C.;
•	Petaluma Argus-Courier in Petaluma, Calif.;
•	News Chief in Winter Haven, Fla.; and
•	North Bay Business Journal in Santa Rosa, Calif.

As consideration for the acquisition of the Assets, the Purchaser paid to the Sellers $143 million in cash, subject to certain post-closing working capital and other adjustments, and assumed certain liabilities of the Sellers, including those relating to existing business contracts. The Company retained pension assets and liabilities and post-retirement obligations related to employees of the Business.

The foregoing description of the disposition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 2.1 to this Report on Form 8-K and incorporated by reference herein.

The Company will record an after-tax gain on the sale in the first quarter of 2012. The Company will use the net sale proceeds for general corporate purposes. The Company estimates the net after-tax proceeds from the sale will be approximately $150 million.

Except for the historical information contained herein, the matters discussed in this Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by the various markets, material increases in newsprint prices and the development of digital businesses. They also include risk factors detailed from time to time in the Company’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 26, 2010. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.1 are the following unaudited pro forma condensed financial statements: unaudited pro forma balance sheet as of September 25, 2011 and unaudited pro forma statements of operations for the nine months ended September 25, 2011 and September 26, 2010 and for the fiscal years ended December 26, 2010, December 27, 2009 and December 28, 2008, that reflect the sale of the Regional Media Group as a discontinued operation.

(d)	Exhibits

Exhibit 2.1

Asset Purchase Agreement, dated as of December 27, 2011, by and among NYT Holdings, Inc., The Houma Courier Newspaper Corporation, Lakeland Ledger Publishing Corporation, The Spartanburg Herald-Journal, Inc., Hendersonville Newspaper Corporation, The Dispatch Publishing Company, Inc., NYT Management Services, Inc., The New York Times Company and Halifax Media Holdings LLC (filed as an Exhibit to the Company’s Form 8-K filed on December 27, 2011 and incorporated by reference herein).

Exhibit 99.1	Unaudited pro forma financial statement information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: January 11, 2012	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and General Counsel

Exhibit List

Exhibit 2.1

Asset Purchase Agreement, dated as of December 27, 2011, by and among NYT Holdings, Inc., The Houma Courier Newspaper Corporation, Lakeland Ledger Publishing Corporation, The Spartanburg Herald-Journal, Inc., Hendersonville Newspaper Corporation, The Dispatch Publishing Company, Inc., NYT Management Services, Inc., The New York Times Company and Halifax Media Holdings LLC (filed as an Exhibit to the Company’s Form 8-K dated December 27, 2011 and incorporated by reference herein).

Exhibit 99.1	Unaudited pro forma financial statement information.